Exhibit 10.11

AltEnergy Acquisition Corp.

137 Rowayton Avenue

Rowayton, Connecticut 06853

January 1, 2023

Jonathan R. Darnell 450

E. 63rd street, Apt 3E

New York, NY 10065

Re:	Consulting Agreement

Dear Jon,

Reference is made to that certain letter agreement (the “Consulting Agreement”) dated April 12, 2021 and subsequently amended on April 1, 2022, by and between Jonathan R. Darnell (“you”) and AltEnergy Acquisition Corp. (the “Company”). Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Consulting Agreement. This letter (this “Amendment”) when signed by you and the Company shall constitute an amendment to the Consulting Agreement.

1. Amendment. We hereby agree to amend and restate Section 2(a) of the Consulting Agreement to read in its entirety as follows:

“(a) A consulting fee at the monthly rate of Fifteen Thousand Six Hundred and 00/100 Dollars ($ 15,600.00), which shall be paid monthly throughout the Term (as defined herein) (the “Consulting Fee”); provided, however, commencing January 1, 2023, One hundred percent (100.0%) of the Consulting Fee, at a monthly rate of $15,600.00, shall be accrued by the Company for your benefit to be paid upon the closing of a Business Combination (as defined in Section 3) if such closing occurs. If a Business Combination does not occur then the accrued amount described in the preceding sentence shall not be due or paid. In connection with payment of the Consulting Fee, you shall submit an invoice to the Company on the last day of each calendar month throughout the Term providing a brief description of the services provided in the respective month.”

2. Miscellaneous.

(a) Except as modified herein, all terms and conditions of the Consulting Agreement shall remain in full force and effect.

(b) This Amendment shall be construed and enforced exclusively in accordance with the laws of the State of New York without giving effect to any choice or conflict of law rules to the contrary, except that there shall be no presumption against the draftsman in the interpretation of this Amendment by any court.

(c) This Amendment may be executed in counterparts and by each party hereto on a separate counterpart, all of which when so executed shall be deemed to be an original, and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by facsimile or email transmission shall be effective as delivery of a manually executed counterpart of this Amendment.

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Please confirm your acceptance of this Amendment by signing below, and then return the executed Amendment to the Company.

Sincerely

/s/ Russell M. Stidolph
Russell M. Stidolph
Chief Executive Officer

AGREED:

/s/ Jon Darnell
Jon Darnell

Date: January 15, 2023